UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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EXA CORPORATION

(Name of Registrant as Specified In Its Charter)

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EXA CORPORATION

55 Network Drive

Burlington, Massachusetts 01803

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

We invite you to attend our 2016 Annual Meeting of Stockholders, which is being held as follows:

Date:	June 14, 2016

Time:	10:00 a.m., local time

Location:	Foley Hoag LLP
Seaport West 155 Seaport Boulevard Boston, Massachusetts 02210

At the meeting, we will ask our stockholders to:

•	re-elect as our Class I Directors Mark Fusco, John William Poduska and Stephen Remondi, each to serve for a three-year term ending in 2019;

•	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2017; and

•	consider any other business properly presented at the meeting.

You may vote on these matters in person, by proxy or via the Internet or telephone. Whether or not you plan to attend the meeting, we ask that you promptly complete and return the enclosed proxy card in the enclosed addressed, postage-paid envelope or vote via the Internet or telephone, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the meeting, you may withdraw your proxy or Internet or telephone vote and vote your shares in person. Only stockholders of record at the close of business on April 21, 2016 may vote at the meeting.

By order of the Board of Directors,

John D. Patterson, Jr.
Secretary

April 29, 2016

PROXY STATEMENT

FOR THE

EXA CORPORATION

2016 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 14, 2016

This proxy statement and our fiscal year 2016 Annual Report to Stockholders are also available for viewing, printing and downloading at www.edocumentview.com/Exa.

INFORMATION ABOUT THE MEETING

The Meeting

The 2016 Annual Meeting of Stockholders of Exa Corporation will be held at 10:00 a.m., local time, on Tuesday, June 14, 2016 at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts 02210. At the meeting, stockholders of record on the record date for the meeting who are present or represented by proxy will have the opportunity to vote on the following matters:

•	the re-election as our Class I Directors of Mark Fusco, John William Poduska and Stephen Remondi, each to serve for a three-year term ending in 2019;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending on January 31, 2017; and

•	any other business properly presented at the meeting.

This Proxy Solicitation

We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the meeting (including any adjournment or postponement of the meeting).

•	This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

•	The proxy card is the means by which you actually authorize another person to vote your shares at the meeting in accordance with your instructions.

We will pay the cost of soliciting proxies. Our Directors, officers and employees may solicit proxies in person, by telephone or by other means. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to the beneficial owners of those shares. We do not plan to retain the services of a proxy solicitation firm to assist us in this solicitation.

We will mail this proxy statement and the enclosed proxy card to stockholders for the first time on or about May 4, 2016. In this mailing, we will include a copy of our fiscal year 2016 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended January 31, 2016 (excluding exhibits), as filed with the Securities and Exchange Commission.

Who May Vote

Holders of record of our common stock at the close of business on April 21, 2016 are entitled to one vote per share of common stock on each proposal properly brought before the annual meeting.

A list of stockholders entitled to vote will be available at the annual meeting. In addition, you may contact our Chief Financial Officer, Richard F. Gilbody, at our offices located at 55 Network Drive, Burlington, Massachusetts 01803, to make arrangements to review a copy of the stockholder list at those offices, between the hours of 9:00 a.m. and 5:30 p.m., local time, on any business day from June 3, 2016 to the time of the annual meeting.

How to Vote

You are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on April 21, 2016, the record date for the meeting. You may vote your shares at the meeting in person, by proxy or via the Internet or the toll-free number (for residents of the United States and Canada) listed on your proxy card.

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To vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting. You can obtain directions to be able to attend the meeting and vote in person at www.envisionreports.com/EXA.

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To vote by proxy, you must complete and return the enclosed proxy card. Your proxy card will be valid only if you sign, date and return it before the meeting. By completing and returning the proxy card, you will direct the persons named on the proxy card to vote your shares at the meeting in the manner you specify. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares FOR the re-election of each of Messrs. Fusco, Poduska and Remondi as a Class I Director and FOR the ratification of our independent registered public accounting firm. If any other business properly comes before the meeting, then the designated persons will have the discretion to vote in any manner they deem appropriate.

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To vote via the Internet, you must access the website for Internet voting at www.envisionreports.com/EXA. Please have the enclosed proxy card handy when you access the website and follow the on-screen instructions. Internet voting facilities for stockholders of record will be available 24 hours a day until 1:00 a.m. (Eastern time) on June 14, 2016. If you vote via the Internet, you do not have to return your proxy card via mail.

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To vote via telephone, use any touch-tone telephone and call 1-800-652-8683 to transmit your voting instructions up until 1:00 a.m. (Eastern time) on June 14, 2016. Please have the enclosed proxy card handy when you call and then follow the instructions. If you vote via telephone, you do not have to return your proxy card via mail.

If you vote by proxy or via the Internet or telephone, you may revoke your vote at any time before it is exercised by taking one of the following actions:

•	sending written notice to our Secretary at our address set forth on the notice of meeting appearing on the cover of this proxy statement;

•	voting again by proxy or via the Internet or telephone on a later date; or

•	attending the meeting, notifying our Secretary that you are present, and then voting in person.

Shares Held by Brokers or Nominees

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of providing voting instructions to them over the Internet or by telephone, directions for which would be provided by your brokerage firm on your vote instruction form.

Under stock exchange rules applicable to most brokerage firms, if you do not give instructions to your broker, it is permitted to vote any shares it holds for your account in its discretion with respect to “routine” proposals, but it is not allowed to vote your shares with respect to certain non-routine proposals. Proposal 1, regarding the election of Directors, is a “non-routine” proposal. If you do not instruct your broker how to vote with respect to this proposal, your broker will not vote with respect to the proposal and your shares will be recorded as “broker non-votes” and will not affect the outcome of the vote on the proposal. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that, while voting in its discretion on one matter, it does not have or did not exercise discretionary authority to vote on another matter.

Proposal 2, the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, is considered to be a routine item under the applicable rules and your broker will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name.

If a broker or nominee holds shares of our common stock in “street name” for your account, then this proxy statement may have been forwarded to you with a voting instruction card, which allows you to instruct the broker or nominee how to vote your shares on the proposals described herein. To vote by proxy or instruct your broker how to vote, you should follow the directions provided with the voting instruction card. In order to have your vote counted on Proposal 1, you must either provide timely voting instructions to your broker or obtain a properly executed proxy from the broker or other record holder of the shares that authorizes you to act on behalf of the record holder with respect to the shares held for your account.

Quorum Required to Transact Business

At the close of business on April 21, 2016, 14,643,837 shares of common stock were outstanding. Our by-laws require that a majority of the outstanding shares of our common stock be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business at the meeting. We will count abstentions and broker non-votes as shares represented at the meeting in determining whether a quorum exists.

Multiple Stockholders Sharing the Same Address

If you and other residents at your mailing address own shares of our common stock through a broker or other nominee, you may have elected to receive only one copy of this proxy statement and our fiscal year 2016 Annual Report. If you and other residents at your mailing address own shares of our common stock in your own names, you may have received only one copy of this proxy statement and our fiscal year 2016 Annual Report, unless you provided our transfer agent with contrary instructions.

This practice, known as “householding,” is designed to reduce our printing and postage costs. You may promptly obtain an additional copy of this proxy statement, enclosed proxy card and our fiscal year 2016 Annual Report by sending a written request to Exa Corporation, attention Richard F. Gilbody, Chief Financial Officer, 55 Network Drive, Burlington, Massachusetts 01803, or by calling our investor relations department at (781) 564-0200. If you hold your shares through a broker or other nominee and wish to discontinue householding or to change your householding election, you may do so by contacting your broker or by calling (800) 542-1061 or writing to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. If you hold shares in your own name and wish to discontinue householding or change your householding election, you may do so by calling (877) 373-6374 or writing to Computershare Investor Services at P.O. BOX 30170, College Station, TX, 77842.

PROPOSAL 1: ELECTION OF DIRECTORS

The first proposal on the agenda for the meeting is the re-election of Mark Fusco, John William Poduska and Stephen Remondi, to serve as Class I Directors.

Our Board of Directors is divided into three classes:

•	Messrs. Fusco, Poduska and Remondi are Class I Directors whose terms end at the annual meeting in 2016;

•	Messrs. Schechter and Shields are Class II Directors whose terms end at the annual meeting in 2017; and

•	Messrs. Burke and Mackie are Class III Directors whose terms end at the annual meeting in 2018.

At each annual meeting of stockholders, a class of Directors is elected for a three-year term to succeed the Directors of the same class whose terms are then expiring. The term of each Class I Director elected at our 2016 Annual Meeting of Stockholders will begin at the meeting and end at our 2019 Annual Meeting of Stockholders, or, if later, when the Director’s successor has been elected and has qualified.

The following table sets forth certain information as of May 4, 2016 regarding our Class I Directors, each of whom has been nominated for re-election, and each other Director who will continue in office following the 2016 Annual Meeting.

Name	Age	Position
Stephen A. Remondi	51	Chief Executive Officer, President, Director
John J. Shields, III (1)	77	Chairman of the Board of Directors
Robert D. Burke (2)	61	Director
Mark Fusco (1)	55	Director
Wayne Mackie (2)(3)	67	Director
John William Poduska, Ph.D. (1)(3)	78	Director
Robert Schechter (2)(3)	67	Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Nominating and Corporate Governance Committee

Stephen A. Remondi co-founded Exa Corporation in 1991 and has held the positions of Chief Executive Officer and President since 1999. Prior to 1999, Mr. Remondi held numerous positions within Exa, including Vice President of Applications Development and Business Development. In that role, Mr. Remondi was responsible for the development of the PowerFLOW product and management of Exa’s strategic customer partnerships. Prior to founding Exa, Mr. Remondi held various engineering and engineering management positions at Alliant Computer Systems Corporation and Data General Corporation. Mr. Remondi has a B.S. in Electrical and Computer Engineering from Tufts University and an M.B.A. from Bentley College. We believe that Mr. Remondi’s educational background in engineering and management, his professional experience as an engineer and executive, and his extensive knowledge of our company’s history and culture, its products, technology and personnel, and its markets and customers, qualify him to serve as a member of our Board of Directors.

John J. Shields, III has served as a member of our Board of Directors since 1996 and our Chairman since 1999. Mr. Shields has served as a general partner of Boston Capital Ventures since 1997. Prior to assuming that position, Mr. Shields was the President and Chief Executive Officer of Computervision Corporation, formerly Prime Computer, Inc., a provider of computer aided design and manufacturing software that was acquired by PTC Inc. in 2001. Mr. Shields joined Computervision in January 1990 after 28 years at Digital Equipment

Corporation where his last position was Senior Vice President responsible for sales, services, marketing and international organizations. Mr. Shields was a member of Digital Equipment Corporation’s Executive Committee and Chairman of its Marketing and Sales Strategy Committee. We believe that Mr. Shields’ many years of service as a chief executive officer and senior executive in a variety of roles in the computer software and hardware industries and his experience as an investor qualify him to serve as a member of our Board of Directors.

Robert D. Burke has served as a member of our Board of Directors since June 2014. Since August 2011, Mr. Burke has served as a Venture Partner at Technology Crossover Ventures. Prior to joining Technology Crossover Ventures, Mr. Burke was the Chief Executive Officer, President and a member of the Board of Directors of Art Technology Group, Inc., a publicly traded e-commerce software development company, from December 2002 until that company’s sale to Oracle Corporation in January 2011. Prior to his tenure at Art Technology Group, Mr. Burke held executive management positions at Digital Equipment Corporation, ePresence (formally Banyan Systems), and Quidnunc. Mr. Burke also currently serves on the Boards of Directors of TechTarget, Inc., a publicly traded provider of online content and brand advertising for information technology products and services, and Sitecore Corporation A/S, a Denmark-based provider of web content management and marketing solutions. We believe that Mr. Burke’s significant leadership experience as an officer and director of other public companies in the technology industry qualifies him to serve as a member of our Board of Directors.

Mark Fusco has served as a member of our Board of Directors since August 2015. Prior to joining Exa, Mr. Fusco held multiple executive leadership positions, including the position of President and Chief Executive Officer at Aspen Technology, Inc., a provider of simulation software and services for companies in process industries to optimize their engineering, manufacturing and supply chains. Prior to Aspen, Mr. Fusco held executive management positions at Ajilon Consulting and Software Quality Partners. He is currently a member of the Board of Directors of Dynamic Network Services, Inc., Black Duck Software, Inc. and Viewpoint, Inc. Mr. Fusco holds a B.A. from Harvard College and an M.B.A. from Harvard Business School. We believe that Mr. Fusco’s significant executive management, operational and board experience in the simulation and software industries qualifies him to serve as a member of our Board of Directors.

Wayne Mackie has served as a member of our Board of Directors since February 2008. Until July 2015, Mr. Mackie served as the Vice President of CRA International, Inc., a publicly traded worldwide economic, financial, and management consulting services firm. Prior to assuming that position, Mr. Mackie served as Executive Vice President, Treasurer and Chief Financial Officer of CRA International, Inc., from 2005 to November 2014. Mr. Mackie was a member of the Board of Directors and Audit Committee of Novell, Inc. from 2003 until 2005. From 1972 through December 2002, Mr. Mackie was an employee of and, effective in 1983, a partner with Arthur Andersen LLP, where he specialized in software and high technology industry clients. After leaving Arthur Andersen, Mr. Mackie served as a consultant to a number of organizations. Mr. Mackie received a Master’s degree from the Wharton School of the University of Pennsylvania and a Bachelor’s degree from Babson College, and is a certified public accountant. Mr. Mackie is currently a Trustee and former member of the Board of Directors, Compensation Committee and Chairman of the Audit Committee for the Massachusetts Eye and Ear Infirmary. We believe that Mr. Mackie’s training as a certified public accountant, his background as a partner of a registered independent public accounting firm and as a senior financial executive and his experience as a director of another public company qualify him to serve as a member of our Board of Directors.

Dr. John William Poduska has served as a member of our Board of Directors since 1994. Dr. Poduska was the Chairman of Advanced Visual Systems Inc., a provider of visualization software, from January 1992 to December 2001. From December 1989 until December 1991, Dr. Poduska was President and Chief Executive Officer of Stardent Computer Inc., a computer manufacturer. From December 1985 until December 1989, Dr. Poduska served as Chairman and Chief Executive Officer of Stellar Computer Inc., a computer manufacturer he founded which is the predecessor of Stardent Computer Inc. Prior to founding Stellar Computer, Inc., Dr. Poduska founded Apollo Computer Inc. and Prime Computer, Inc. Dr. Poduska also served as a Director of

Novell, Inc. until 2011 and of Anadarko Petroleum Corporation and Safeguard Scientifics, Inc. until 2009. Dr. Poduska holds a Sc.D. from MIT and an Honorary Doctorate of Humane Letters from Lowell University. We believe that Dr. Poduska’s scientific background, his many years of service as a founder and senior executive in the computer hardware industry and his experience as a director of other public companies qualify him to serve as a member of our Board of Directors.

Robert Schechter has served as a member of our Board of Directors since June 2008. Mr. Schechter served as Chief Executive Officer and Chairman of the Board of NMS Communications Corporation from 1995 until his retirement in 2008. From 1987 to 1994, Mr. Schechter held various senior executive positions with Lotus Development Corporation and from 1980 to 1987 was a partner of Coopers & Lybrand LLP. Mr. Schechter is Chairman of the Board of PTC Inc., a developer of technology solutions that transform the way enterprises create and service products, and Tremor Video, Inc., a provider of technology-driven video advertising solutions. Previously, Mr. Schechter served as a Director of Unica Corporation, Soapstone Networks, Inc., Moldflow Corporation and MapInfo Corporation. Mr. Schechter is a graduate of Rensselaer Polytechnic Institute and the Wharton School of the University of Pennsylvania. We believe that Mr. Schechter’s educational background in technology, finance and accounting and his experience as a partner of a registered independent public accounting firm, as a senior executive in the software industry and as a director of other public companies qualify him to serve as a member of our Board of Directors.

If for any reason any of the nominees becomes unavailable for election, the persons designated in the proxy card may vote the shares represented by proxy for the election of a substitute nominated by the Board of Directors. Each nominee has consented to serve as a Director if elected, and we currently have no reason to believe that any of them will be unable to serve.

The three nominees receiving the greatest numbers of votes cast will be elected as Class I Directors. Brokers may not vote shares they hold for you in the election of Directors, unless they receive timely voting instructions from you. We will not count votes withheld or broker non-votes as having been cast for the election of a Director.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RE-ELECTION OF MESSRS. FUSCO, PODUSKA AND REMONDI AS CLASS I DIRECTORS.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP currently serves as our independent registered public accounting firm and audited our consolidated financial statements for the fiscal year ended January 31, 2016. Our Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for our fiscal year ending January 31, 2017.

Our Audit Committee is responsible for selecting and appointing our independent registered public accounting firm, and this appointment is not required to be ratified by our stockholders. However, our Audit Committee has recommended that the Board of Directors submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Exa and our stockholders.

In order to pass, this proposal must receive a majority of the votes cast with respect to this matter. We will not count abstentions or broker non-votes as votes cast.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

Our Board of Directors is divided into three classes. At each annual meeting of stockholders, a class of Directors is elected for a three-year term to succeed the Directors of the same class whose terms are then expiring. Each of our nominees for Director is independent within the meaning of the applicable rules of The NASDAQ Stock Market.

Our Chief Executive Officer is responsible for setting the strategic direction for our company and the day to day leadership and performance of the company, while our Chairman, who is not an executive officer, sets the agenda for Board meetings, facilitates communications between the Board and the Chief Executive Officer and discussion among the independent Directors and presides over meetings of the Board and stockholders. Our independent Directors meet in executive session on a regular basis, without management present, with our Chairman presiding.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines which may be found through the Investor Relations page of our website at www.exa.com.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, which are the only standing committees of the Board of Directors. The charter of each of our standing committees may be found through the Investor Relations page of our website at www.exa.com.

Audit Committee. The current members of our Audit Committee are Mr. Mackie, who serves as Chairman, Mr. Burke and Mr. Schechter, each of whom satisfies the NASDAQ Stock Market independence standards and the independence standards of Rule 10A-3(b)(1) of the Securities Exchange Act. Each of the members of our Audit Committee meets the requirements for financial literacy under applicable rules and regulations of the SEC and the NASDAQ Stock Market. The Board of Directors has determined that Mr. Mackie qualifies as an “audit committee financial expert,” as defined by applicable rules of the NASDAQ Stock Market and the SEC. The Audit Committee assists our Board of Directors in its oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm.

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee establishes and implements policies and procedures for the pre-approval of all audit services and all permissible non-audit services provided by our independent registered public accounting firm and reviews and approves any related party transactions entered into by us. During our fiscal year ended January 31, 2016, our Audit Committee met in person or by telephone four times.

Compensation Committee. The current members of our Compensation Committee are Dr. Poduska, who serves as Chairman, Mr. Shields, and Mr. Fusco, who was appointed to the Compensation Committee in March 2016, each of whom satisfies the heightened NASDAQ Stock Market independence standards relating to service on a compensation committee. The Compensation Committee:

•	approves the compensation and benefits of our executive officers;

•	reviews and makes recommendations to the Board of Directors regarding benefit plans and programs for employee compensation; and

•	administers our equity compensation plans.

During our fiscal year ended January 31, 2016, our Compensation Committee met in person or by telephone four times and acted once by unanimous written consent.

Nominating and Corporate Governance Committee. The current members of our Nominating and Corporate Governance Committee are Mr. Schechter, who serves as Chairman, Mr. Mackie and Dr. Poduska, each of whom is an independent Director. The Nominating and Corporate Governance Committee:

•	identifies individuals qualified to become Board members;

•	recommends to the Board of Directors nominations of persons to be elected to the Board; and

•	advises the Board regarding appropriate corporate governance policies and assists the Board in achieving them.

During our fiscal year ended January 31, 2016, our Nominating and Corporate Governance Committee met in person or by telephone three times.

Compensation Committee Interlocks and Insider Participation

During our fiscal year ended January 31, 2016, the members of our Compensation Committee were Dr. Poduska and Mr. Shields. No member of our Compensation Committee has ever been an officer or employee of ours or any of our subsidiaries. None of our executive officers serves as a Director or member of the Compensation Committee of another entity in a case where an executive officer of such other entity serves as a Director of ours or a member of our Compensation Committee.

Director Compensation

Mr. Remondi, who is employed by us as our Chief Executive Officer and President, receives no separate compensation for his services as a Director.

Our Board of Directors has established a Director compensation program for our non-employee Directors. Under the program, each of our non-employee Directors receives cash fees as follows:

•	an annual cash fee in the amount of $35,000;

•	the Chairman of the Board receives an additional annual cash fee in the amount of $35,000;

•

the chairperson of each of our Board committees receives an additional annual cash fee as follows: Audit Committee Chair, $10,000; Compensation Committee Chair, $7,000; and Nominating and Corporate Governance Committee Chair, $5,000;

•	each other member of the Audit Committee receives an additional annual cash fee of $2,500; and

•	each Director receives an additional cash fee of $1,000 for each Board or committee meeting he attends.

The cash fees described above are paid quarterly in arrears. Non-employee Directors are also reimbursed upon request for travel and other out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and of committees on which they serve.

In addition to the cash fees described above, each non-employee Director receives annual equity grants with an aggregate grant date fair market value of $50,000 in the form of restricted stock units. The restricted stock units vest on the earlier of the first anniversary of the date of grant or the first annual meeting of stockholders occurring following the date of grant. Prior to July 2015, Mr. Shields did not receive separate compensation for his services as a Director, due to his relationship with our former stockholder Boston Capital Ventures IV. In July 2015, Boston Capital Ventures IV distributed all of its shares of our common stock, and accordingly Mr. Shields has participated in our Director compensation program since that date. In August 2015, Mr. Shields was granted a restricted stock unit with an aggregate grant date fair value of $41,675, representing a prorated portion of his annual equity grant for fiscal year 2016, and he also received a prorated portion of his annual cash fees for his service as a Director and as Chairman of the Board. At the time of his initial appointment as a Director in August 2015, Mr. Fusco also received a stock option to acquire 15,384 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date it was granted, and restricted stock units with an aggregate grant date fair value of $41,671, representing a prorated portion of his annual equity grant for fiscal year 2016. The Board of Directors has authorized an increase in the equity grants for Directors, effective immediately following the 2016 Annual Meeting of Stockholders, such that each non-employee Director will receive an annual equity grant with an aggregate grant date fair market value of $75,000 in the form of restricted stock units.

The following table provides information concerning the compensation earned by or paid in cash to each person, other than Mr. Remondi, who served as a member of our Board of Directors during fiscal year 2016. See “Executive Compensation” for a discussion of the compensation of Mr. Remondi.

Director Compensation

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)		Total ($)
John J. Shields, III	$20,500	$41,675	(4)	$—		$62,175
John William Poduska	$54,083	$49,999	(5)	$—		$104,082
Wayne Mackie	$58,083	$49,999	(5)	$—		$108,082
Robert Schechter	$55,494	$49,999	(5)	$—		$105,493
Robert D. Burke	$47,583	$49,999	(5)	$—	(7)	$97,582
Mark Fusco	$10,750	$41,671	(6)	$165,224	(8)	$217,645

(1)	Represents amount paid during fiscal year 2016, including amounts earned but not paid in prior fiscal years.
(2)	These amounts represent the aggregate grant date fair value of restricted stock units issued during fiscal year 2016, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718, excluding estimated forfeitures. Under ASC Topic 718, the grant date fair value of each restricted stock unit is equal to the closing price of one share of our common stock on the date of grant.
(3)	Amount represents the aggregate grant date fair value of stock option awards granted during fiscal year 2016, calculated in accordance with ASC Topic 718, excluding estimated forfeitures. See Note 11 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2016 for a discussion of the relevant assumptions used in calculating these amounts.
(4)	Represents 3,731 restricted stock units that were unvested as of January 31, 2016.
(5)	Represents 4,314 restricted stock units that were unvested as of January 31, 2016.
(6)	Represents 3,880 restricted stock units that were unvested as of January 31, 2016.
(7)	Mr. Burke did not receive option awards during fiscal year 2016, but he holds a non-qualified stock option, which was unvested with respect to 9,615 shares as of January 31, 2016.
(8)	Represents a non-qualified stock option for 15,384 shares, which was vested with respect to 961 shares and unvested with respect to 14,423 shares as of January 31, 2016.

Board Role in Risk Oversight

Our Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is facilitated by management’s reporting to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. We believe that our Board’s ability to discharge its risk oversight is enhanced by the service of our Chief Executive Officer as a Director.

The Board and its committees oversee risks associated with their respective principal areas of focus, as summarized below:

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with the annual operating plan and three-year strategic plan; litigation and regulatory exposures and other current matters that may present material risk to our operations, plans, prospects or reputation; acquisitions and divestitures; operational risk related to our information technology, or IT, systems; and senior management succession planning.

Audit Committee	Risks and exposures associated with financial matters, particularly the selection and engagement of our independent auditor, financial reporting, tax, accounting, disclosure and internal control over financial reporting; risks related to the staffing and skill levels of the personnel in our finance organization; risks related to the integrity from a financial reporting point of view of our IT systems; financial policies and investment guidelines; and credit and liquidity matters.

Nominating and Corporate Governance Committee	Risks and exposures relating to our corporate governance; and Director succession planning.

Compensation Committee	Risks and exposures associated with compensation programs and arrangements, including incentive plans.

Meetings of the Board of Directors

Our Board of Directors met in person or by telephone ten times and acted once by unanimous written consent during fiscal year 2016. No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of any committee of the Board on which he served in fiscal year 2016.

Policy Regarding Board Attendance

Our Directors are expected to attend meetings of the Board of Directors and meetings of committees on which they serve. Our Directors are expected to spend the time needed at each meeting and to meet as frequently as necessary to properly discharge their responsibilities. We encourage members of our Board of Directors to attend our annual meetings of stockholders, but we do not have a formal policy requiring them to do so. Each of our Directors then in office attended the 2015 Annual Meeting of Stockholders.

Director Candidates and Selection Process

Our Nominating and Corporate Governance Committee, in consultation with our Chairman of the Board and Chief Executive Officer, is responsible for identifying and reviewing candidates to fill open positions on the Board, including positions arising as a result of the removal, resignation or retirement of any Director, an increase in the size of the Board or otherwise, and recommending to our full Board candidates for nomination for election to the Board. In recommending new Directors, the Committee will consider any requirements of applicable law or listing standards, a candidate’s strength of character, judgment, business experience and specific area of expertise, diversity, factors relating to the composition of the Board (including its size and structure), and such other factors as the Committee deems to be appropriate. The goal of the Committee is to assemble a Board that consists of individuals who bring a variety of complementary attributes and who, taken together, have the appropriate skills and experience to oversee our business. The Committee is responsible for reviewing from time to time the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, sales, financial reporting and other areas that contribute to an effective Board.

The Committee considers diversity, which it views broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race and gender, as one of a number of factors in identifying nominees for Director. The Committee has not adopted any formal policy, guidelines or procedures with respect to the consideration of diversity in the nominating process.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to our Nominating and Corporate Governance Committee, c/o Secretary, Exa Corporation, 55 Network Drive, Burlington, Massachusetts 01803. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates that it recommends. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting. Any recommendation of a potential Director nominee should also include a statement signed by the proposed nominee expressing a willingness to serve on our Board if elected. As part of this responsibility, the Committee will be responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board and such candidate’s compliance with the independence and other qualification requirements established by the Committee or imposed by applicable law or listing standards.

Communications with our Board of Directors

Stockholders wishing to communicate with our Board should send correspondence to the attention of the Chairman of the Board, c/o Exa Corporation, 55 Network Drive, Burlington, Massachusetts 01803, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. The Chairman will review all correspondence confirmed to be from stockholders and decide whether or not to forward the correspondence or a summary of the correspondence to the full Board or a committee of the Board. The Chairman will review all stockholder correspondence, but the decision to relay that correspondence to the full Board or a committee will rest entirely within his discretion. Our Board believes that this process will suffice to handle the relatively low volume of communications we have historically received from our stockholders. If the volume of communications increases such that this process becomes burdensome to the Chairman, our Board may elect to adopt more elaborate screening procedures.

Code of Ethics

We have adopted a code of business conduct and corporate ethics policy that applies to all of our Directors and employees, including our Chief Executive Officer, Chief Financial Officer and other executive officers. Our code of ethics includes provisions covering conflicts of interest, business gifts and entertainment, outside activities, compliance with laws and regulations, insider trading practices, antitrust laws, payments to government personnel, bribes or kickbacks, corporate record keeping, accounting records, the reporting of illegal or unethical behavior and the reporting of accounting concerns. Any waiver of any provision of the code of ethics granted to an executive officer or Director may only be made by the Board of Directors. The code of ethics is posted under “Company—Investor Relations—Corporate Governance—Governance Overview” on our website at www.exa.com.

Our Management

The following table sets forth information with respect to our executive officers as of April 27, 2016:

Name	Age	Position
Stephen A. Remondi	50	President, Chief Executive Officer, Director
Jean-Paul Roux	52	Senior Vice President, Global Aerospace, European Operations
Hudong Chen, Ph.D.	59	Senior Vice President, Chief Scientific Officer
James Hoch	51	Senior Vice President, Software Development
Richard F. Gilbody	56	Chief Financial Officer

Stephen A. Remondi co-founded Exa Corporation in 1991 and has held the positions of Chief Executive Officer and President since 1999. Prior to 1999, Mr. Remondi held numerous positions within Exa, including Vice President of Applications Development and Business Development. In that role, Mr. Remondi was responsible for the development of the PowerFLOW product and management of Exa’s strategic customer partnerships. Prior to founding Exa, Mr. Remondi held various engineering and engineering management positions at Alliant Computer Systems Corporation and Data General Corporation. Mr. Remondi has a B.S. in Electrical & Computer Engineering from Tufts University and an M.B.A. from Bentley College.

Jean-Paul Roux joined Exa in 2001 as our Managing Director for Southern and Western Europe. In April 2003 Mr. Roux assumed the position of Vice President of European Operations. Prior to joining Exa, Mr. Roux was Managing Director of Tecnomatix UK, a provider of product lifecycle management software, and its Scandinavian subsidiary. Mr. Roux has extensive experience selling software solutions to engineers in the manufacturing, electronics, automotive, aerospace and off-highway equipment industries. Mr. Roux holds a language degree from Catholic University and a business degree from Ecole Superieure de Commerce in Grenoble, France.

Dr. Hudong Chen joined Exa in 1993 and has been our Chief Scientific Officer and Senior Vice President since October 2013, before which he served as our Chief Scientist from 1997 to 2013 and Vice President of Physics from 2000 to 2013. Prior to his tenure at Exa, Dr. Chen was a visiting assistant physics professor at Dartmouth College and a postdoctoral fellow at Los Alamos National Laboratory. Dr. Chen has a Ph.D. in Physics from Dartmouth College, a M.S. in Physics from the College of William and Mary, and a B.S. in Physics from Fudan University in China. Dr. Chen is known for his pioneering work in lattice Boltzmann methods as well as contributions in turbulence and kinetic theory. Dr. Chen has been a Fellow of the American Physical Society since 2000.

James Hoch joined Exa in 1993 and has been our Senior Vice President of Software Development since October 2013, before which he served as our Vice President of Software Development from 1999 to 2013. Prior to joining Exa, Mr. Hoch was the lead architect on several research parallel computer systems and related compiler projects at Sandia National Laboratories. Mr. Hoch was also chief architect at Maker Communications, a developer of network communications processors, from October 1998 to July 1999. Mr. Hoch has extensive experience in compiler technology and parallel computing and holds both M.S. and B.S. degrees from Purdue University in Computer and Electrical Engineering.

Richard F. Gilbody joined Exa in June 2014 and brings over 30 years of finance and operations experience. Prior to joining Exa, Mr. Gilbody served from 2011 to 2013 as Chief Financial Officer, Chief Operating Officer and Board member at Agencyport Software. From 2000 to 2011, Mr. Gilbody held senior finance and operating executive positions at IBM, including Vice President of the Business Analytics Division, and at Cognos Corporation, as President of Cognos Americas and Senior Vice President of Finance and Operations. Mr. Gilbody holds both a Bachelor of Science and a Masters in Business Administration from Boston College.

EXECUTIVE COMPENSATION

The compensation of our executive officers is determined by the Compensation Committee of our Board of Directors, and discussed by the Committee throughout the year. Our formal annual compensation review process generally takes place during the first quarter of each fiscal year, after the results of the previous fiscal year are known. Annual variable compensation and discretionary cash bonuses for the completed fiscal year, if any, and long-term equity-based incentive compensation, if any, are awarded by the Committee on a discretionary basis, generally during the first fiscal quarter, after a review of the previous fiscal year’s results.

Our Compensation Committee is comprised entirely of non-employee Directors, each of whom our Board of Directors has determined is independent within the meaning of the rules of The NASDAQ Stock Market. The members of the Compensation Committee have substantial managerial experience and wide contacts in the computer software and hardware industries and in the broader technology industry, upon which they rely in making their determinations. The Committee also takes into account publicly available information concerning the compensation practices of other companies in the software industry, including information provided by its compensation consultant. This information is used by the Committee informally and primarily for purposes of comparison to ascertain whether our compensation practices for our executive officers are broadly competitive.

Our Chief Executive Officer makes recommendations with regard to the compensation of our executive officers other than himself, which are reviewed by the Compensation Committee. Executive officers do not participate in the process of establishing their own annual compensation.

The Committee does not have a formal benchmarking policy or a practice of establishing the amount of any element of our executive officers’ compensation by reference to a fixed range of percentages or percentiles of the compensation of any peer or comparison group. As a result, the determinations made by the members of our Compensation Committee are guided to a significant degree by their collective judgment and experience. During fiscal year 2016, the Committee retained a compensation consultant, Frederic W. Cook & Co., to assist the Committee in assessing the form and amount of compensation paid to our executives.

Our Compensation Committee has reviewed our compensation programs and believes that our compensation programs have not encouraged or rewarded excessive or inappropriate risk taking.

The following tables summarize the compensation earned by our Chief Executive Officer, and our two other most highly compensated executive officers who were in office at January 31, 2016, whom we refer to collectively in this proxy statement as our “named executive officers.”

Summary Compensation Table for Fiscal Year 2016

The following table provides information regarding the compensation earned during the fiscal years ended January 31, 2016 and 2015 by our named executive officers. Under the Securities and Exchange Commission’s rules for preparation of the following tables, cash bonuses are reported in the fiscal year in which they were earned, while equity-based awards are reported in the fiscal year in which they are granted by our Compensation Committee.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Stephen A. Remondi	2016	$344,615	$156,880	$—	$323,120		$—		$824,615
Chief Executive Officer and President	2015	$330,000	$66,000	$539,945	$222,024		$—		$1,157,969
Richard F. Gilbody	2016	$300,000	$81,520	$—	$138,480		$4,500	(2)	$524,500
Chief Financial Officer	2015	$196,154	$20,000	$755,197	$67,280		$4,500	(2)	$1,043,131
Jean-Paul Roux (3)	2016	$244,349	$20,287	$—	$276,386	(4)	$49,925	(5)	$590,947
Senior Vice President, Global Aerospace, European Operations	2015	$291,061	$—	$208,821	$266,983	(6)	$77,738	(5)	$844,603

(1)	These amounts represent the aggregate grant date fair value of stock option awards made during the fiscal year, calculated in accordance with ASC Topic 718, excluding estimated forfeitures. See Note 11 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2016 for a discussion of the relevant assumptions used in calculating these amounts.
(2)	Consists of employer 401(k) matching contributions.
(3)	Salary, bonus and all other cash compensation paid to Mr. Roux in fiscal years 2016 and 2015 were paid in Euros. Amounts paid to Mr. Roux as salary, bonus and all other compensation were converted to United States dollars at assumed exchange rates of €1:$1.1027 and €1:$1.3135, which were the average of the daily noon buying rates of exchange for the years ended January 29, 2016 and January 30, 2015, respectively, as reported by the Board of Governors of the United States Federal Reserve System.
(4)	Includes $198,187 that represents short-term incentive compensation determined by reference to our performance in fiscal year 2015 that was earned by and paid to Mr. Roux in fiscal year 2016. Does not include short-term incentive compensation determined by reference to our performance in fiscal year 2016 that Mr. Roux is eligible to earn in fiscal year 2017, conditioned on his continued employment by us. The short-term incentive compensation that will potentially be payable to Mr. Roux in fiscal year 2017 on account of our performance in fiscal year 2016 has been determined by our Compensation Committee, utilizing a formula based on the year-over-year percentage increase in the amount invoiced by us to customers for our products and services during fiscal year 2016 in the territories in Europe for which he was responsible. The total amount potentially payable to Mr. Roux by reference to this formula is $156,398, of which $78,199 has been earned and paid to Mr. Roux. Mr. Roux is eligible to receive the remaining amount of this payment over the course of fiscal year 2017 conditioned upon his continued employment by us during that period. Mr. Roux’s compensation is paid in Euros, and the amount of short-term incentive compensation that is eligible to be earned by Mr. Roux in fiscal year 2017 described in this footnote is converted to dollars at an assumed rate of €1.00:$1.1092, which was the noon buying rate reported by the Board of Governors of the United States Federal Reserve System as of February 18, 2016, the date of the compensation award.
(5)	Consists of an “expatriation bonus” payable to Mr. Roux pursuant to a work agreement dated January 10, 2006.
(6)

Represents short-term incentive compensation determined by reference to our performance in fiscal year 2014 that was earned by and paid to Mr. Roux in fiscal year 2015. The Compensation Committee determined the short-term incentive compensation for Mr. Roux for fiscal year 2015 utilizing a formula based on the year-over-year percentage increase in the amount invoiced by us to customers for our products and services during fiscal year 2015 in the territories in Europe for which he was responsible. The total amount potentially payable to Mr. Roux by reference to this formula was $198,187, conditioned upon his continued employment with us during fiscal year 2016. Mr. Roux earned and received this amount over the course of fiscal year 2016. Mr. Roux’s compensation is paid in Euros, and the amount of short-term incentive compensation earned by Mr. Roux in fiscal year 2015 described in this footnote is converted to dollars at an assumed rate of €1.00:$1.1197, which was the noon buying rate reported by the Board of Governors of the United States Federal Reserve System as of February 27, 2015, the date of the compensation award.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of January 31, 2016:

	Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date (1)
Stephen A. Remondi	17,307		21,154	(2)	11.38	July 19, 2021
Chief Executive Officer and President	17,500		22,500	(3)	15.20	February 19, 2024
	12,827		37,173	(4)	9.27	June 10, 2024
Richard F. Gilbody	45,000		75,000	(5)	8.61	June 4, 2024
	7,500		12,500	(5)	9.27	June 10, 2024
	6,413		31,087	(4)	9.27	June 10, 2024
Jean-Paul Roux	19,230	(6)	—		3.58	March 29, 2017
Senior Vice President, Global Aerospace, European Operations	6,921		8,463	(2)	11.38	July 19, 2021
	8,437		6,563	(7)	13.90	September 6, 2023
	5,250		6,750	(3)	15.20	February 19, 2024
	6,413		18,587	(4)	9.27	June 10, 2024

(1)	Except as noted, each option expires on the tenth anniversary of the date of grant.
(2)	Option becomes exercisable in quarterly installments over a period of six years following the date of grant, as follows:

Year	Percentage of shares underlying option that become exercisable at the end of each calendar quarter
1	0%
2	0%
3	2.5%
4	5.0%
5	7.5%
6	10.0%

(3)	Option becomes exercisable in equal quarterly installments over four years from May 19, 2014.
(4)	Option becomes eligible to vest if certain specified performance targets are achieved in fiscal years 2015, 2016 and 2017.
(5)	Option becomes exercisable in equal quarterly installments over four years from September 1, 2014.
(6)	Option became fully exercisable on March 31, 2009.
(7)	Option becomes exercisable in equal quarterly installments over four years from the date of grant.

Potential Payments upon Termination or Change-in-Control

On January 10, 2006, we entered into a Work Agreement with Mr. Roux in connection with his appointment as our Vice President of European Operations. Pursuant to the terms of the Work Agreement, in the event that Mr. Roux’s employment with us is terminated for any reason, either by us or by Mr. Roux, we will pay to Mr. Roux an amount equal to five months of his base salary and sales commissions, calculated on the basis of the 12-month period ending on the effective date of such termination.

On April 22, 2015, we entered into employment agreements with Messrs. Remondi and Gilbody, regarding the terms of their continued employment by us. Pursuant to the terms of their employment agreements, in the event that either of Messrs. Remondi’s or Gilbody’s employment with us is involuntarily terminated by us without Cause (as defined in the agreement) or by either of them for Good Reason (as defined in the agreement) not in connection with a Change in Control (as defined in the agreement), we will continue to pay the affected individual for six months of his base salary, plus, in the event that he elects COBRA continuation coverage, payment of his COBRA premiums on the same cost-sharing basis as during employment.

In the event that there is a Change in Control and, within two years after the Change in Control, either of Messrs. Remondi’s or Gilbody’s employment with us is terminated, by either of them for Good Reason or involuntarily by us without Cause, we will pay the affected individual a single lump sum amount equal to twelve months of his base salary and the target bonus for which he is eligible, plus, in the event that he elects COBRA continuation coverage, payment of his COBRA premiums on the same cost-sharing basis as during employment. The vesting of all time-based equity incentives will accelerate in full upon the affected individual’s termination by us without Cause or by him for Good Reason. Any performance-based awards held by the affected individual for any current or future fiscal year will be deemed to be fully earned upon a Change in Control and will convert to time-based options that cliff vest two years after the award’s date of grant.

Our named executive officers are employees-at-will and, except as set forth above, do not otherwise have employment or severance contracts with us. There are no other contracts, agreements, plans or arrangements that provide for payments to our named executive officers at, following, or in connection with any termination of employment, change in control of our company or a change in a named executive officer’s responsibilities.

INFORMATION ABOUT COMMON STOCK OWNERSHIP

Stock Owned by Directors, Executive Officers and Greater-than-5% Stockholders

The following table sets forth certain information with respect to beneficial ownership of our common stock, as of April 27, 2016 by:

•	each person or entity known by us to beneficially own more than five percent of our common stock;

•	each of our Directors;

•	each of our named executive officers; and

•	all of our executive officers and Directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, restricted stock units that will vest within 60 days of April 27, 2016 and shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 27, 2016, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Exa Corporation, 55 Network Drive, Burlington, Massachusetts 01803.

Each stockholder’s percentage ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is based on 14,643,837 shares of our common stock outstanding as of April 27, 2016. Amounts under the heading “Right to Acquire” represent shares that are issuable upon the vesting of restricted stock units occurring with 60 days of that date of the table or that may be acquired upon exercise of outstanding stock options or warrants exercisable within 60 days of the date of the table.

Name of Beneficial Owner	Shares Outstanding	Right to Acquire	Total	Percentage of Shares Outstanding
FMR, LLC (1)	2,105,642	—	2,105,642	14.38%
Conestoga Capital Advisors LLC (2)	1,581,370	—	1,581,370	10.80%
Soros Fund Management LLC (3)	1,430,000	—	1,430,000	9.77%
Stephen A. Remondi	386,974	68,051	455,025	3.09%
Richard F. Gilbody	20,000	82,679	102,679	*
Jean-Paul Roux	158,500	57,046	215,546	1.47%
John J. Shields, III (4)	70,161	3,731	73,892	*
Robert D. Burke	4,950	12,006	16,956	*
Mark Fusco	—	6,764	6,764	*
Wayne Mackie	65,148	60,741	125,889	*
John William Poduska (5)	121,655	45,357	167,012	1.14%
Robert Schechter	6,163	60,741	66,904	*
All current executive officers and Directors (11 persons)	1,010,341	486,775	1,497,116	9.89%

*	Less than 1.0%
(1)

Based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on February 14, 2013. Consists of shares beneficially owned by Fidelity Ventures Ltd. (“Ventures”), a Massachusetts partnership. The general partner of Ventures is Fidelity Capital Associates, Inc., a Massachusetts corporation, which is a wholly-owned subsidiary of FMR LLC. FMR LLC may be deemed to beneficially own any shares held directly or indirectly by Ventures. The address of FMR LLC and Ventures is 82 Devonshire Street, Boston, Massachusetts 02109. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.
(2)	Based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on January 5, 2016. The address of Conestoga Capital Advisors LLC is 550 E. Swedesford Road, Suite 120, Wayne, Pennsylvania 19087. Conestoga Capital Advisors LLC has sole dispositive power of all of our shares beneficially owned by it and sole voting power over 1,225,763 shares beneficially owned by it.
(3)	Based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on February 16, 2016. Consists of shares beneficially owned by Soros Fund Management LLC (“SFM LLC”), George Soros and Robert Soros, which are held for the account of Quantum Partners LP. SFM LLC serves as the principal investment manager to Quantum Partners LP and has been granted investment discretion over the 1,430,000 shares. George Soros serves as the Chairman of SFM LLC and Robert Soros serves as President and Deputy Chairman of SFM LLC. The address of Soros Fund Management LLC is 250 West 55th Street, 38th Floor, New York, New York 10019. Soros Fund Management LLC has sole dispositive power of all of our shares beneficially owned by it and sole voting power over all of our shares beneficially owned by it. George Soros and Robert Soros each have shared dispositive power and shared voting power over all of our shares beneficially owned by them.
(4)	Includes 4,115 shares held by Mr. Shields’ spouse and 4,699 shares held by King’s Point Holdings Incorporated, for which Mr. Shields serves as the Chief Executive Officer and President. Mr. Shields and his spouse share voting and investment power over the shares held by King’s Point Holdings Incorporated.
(5)	Includes 15,300 shares held in a trust account over which Dr. Poduska exercises investment control and 50,192 shares held by Poduska Family Limited Partnership II. Belmont Management Corporation, of which Dr. Poduska’s five adult children own all the issued and outstanding shares, is the general partner of Poduska Family Limited Partnership II. Dr. Poduska, under an agreement between Belmont Management Corporation and Eagle’s Nest Scientific, Inc., which is wholly owned by Dr. Poduska and of which Dr. Poduska is the president, treasurer and sole director, exercises sole voting and investment power over the shares held by Poduska Family Limited Partnership II.

Policy Regarding Hedging

We have adopted a policy that prohibits our officers, Directors or employees from entering into any short sale of our securities, buying or selling publicly traded options on our common stock or hedging their positions in our securities, including through the use of instruments such as prepaid variable forwards, equity swaps, collars or exchange funds.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission. These Directors, executive officers and ten-percent stockholders are also required to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by us, and on written representations from certain reporting persons, we believe that during fiscal year 2016 our Directors, officers and ten-percent stockholders complied with all applicable Section 16(a) filing requirements, except that the following forms were filed late:

•	One Form 4 by each of Messrs. Remondi, Gilbody, Roux, Chen and Hoch regarding the partial vesting of a performance-based option on March 24, 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since February 1, 2015, there have been no transactions in which we have participated, in which the amount involved exceeded or will exceed $120,000, and in which any of our Directors or executive officers or holders of more than five percent of our capital stock (or any members of their immediate families) had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”

Director Affiliations

John Remondi, a senior officer and member of the Board of Directors of FMR LLC, is the father of Stephen Remondi, our Chief Executive Officer and a member of our Board of Directors. FMR LLC and entities affiliated with it own beneficially approximately 14.38% of our common stock. In executing his duties at FMR LLC, John Remondi recuses himself from matters involving Exa.

Policies and Procedures for Related Person Transactions

While we have not historically had a written policy with respect to the review and approval of transactions with our Directors, officers and principal stockholders, it has been the practice of our Board of Directors to review all interested party transactions and not to authorize any such transaction unless the Board of Directors, excluding any interested Directors, determines that the terms of the proposed transaction are as favorable or more favorable to our company than would be available from an unrelated party in an arms-length negotiation. Our Audit Committee is responsible for reviewing and approving in advance any related person transactions. For the purposes of this policy, a “related person transaction” is any transaction between us or any of our subsidiaries and any (a) of our Directors or executive officers, (b) nominee for election as a Director, (c) person known to us to own more than five percent of any class of our voting securities, or (d) member of the immediate family of any such person, if the nature of such transaction is such that it would be required to be disclosed under Item 404 of Regulation S-K (or any similar successor provision).

In determining whether to approve a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-person under the same or similar circumstances and the extent of the related person’s interest in the transaction.

INFORMATION ABOUT OUR AUDIT COMMITTEE AND AUDITORS

Audit Committee Report

The primary role of our Audit Committee is to assist our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the Board, and the audit process and the independent auditors’ qualifications, independence and performance.

Management is responsible for establishing and maintaining the company’s system of internal controls and for preparation of the company’s financial statements. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing an opinion on the financial statements. The Audit Committee has met and held discussions with management and our independent auditors, and has also met separately with our independent auditors, without management present, to review the adequacy of our internal controls, financial reporting practices and audit process.

The Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended January 31, 2016 with management and the independent auditors. As part of this review, the Audit Committee discussed with PricewaterhouseCoopers LLP the communications required by generally accepted auditing standards, including those described in Auditing Standard No. 16, “Communication with Audit Committees.”

The Audit Committee has received from PricewaterhouseCoopers LLP a written statement describing all relationships between that firm and Exa that might bear on the auditors’ independence, consistent with Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has discussed the written statement with the independent auditors, and has considered whether the independent auditors’ provision of any consultation and other non-audit services to Exa is compatible with maintaining the auditors’ independence.

Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended January 31, 2016 as filed with the Securities and Exchange Commission.

Wayne Mackie, Chair

Robert Schechter

Robert D. Burke

Our Auditors

PricewaterhouseCoopers LLP have been selected by the Audit Committee of the Board of Directors as the independent registered public accounting firm to audit our financial statements for the year ending January 31, 2017. PricewaterhouseCoopers LLP also served as our auditors in fiscal year 2016. We expect that representatives of PricewaterhouseCoopers LLP will attend the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees for Professional Services

The following is a summary of the fees for professional services rendered by PricewaterhouseCoopers LLP for fiscal years 2016 and 2015:

	Fees
Fee category	Fiscal year 2016	Fiscal year 2015
Audit fees	$868,321	$704,620
Audit-related fees	—	5,000
Tax fees	152,200	150,400
All other fees	1,800	13,800

Total Fees	$1,022,321	$873,820

Audit fees. Audit fees represent fees for professional services performed by PricewaterhouseCoopers LLP for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements and related expenses.

Audit-related fees. Audit-related fees represent fees for assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements, including consultation on accounting standards or accounting for specific transactions. The audit-related fees reported under fiscal year 2015 relate to the filing of our registration statements on Forms S-3 and S-8.

Tax fees. Tax fees represent fees for professional services performed by PricewaterhouseCoopers LLP with respect to tax compliance, tax advice and tax planning and related expenses. These services include assistance with the preparation of federal, state, and foreign income tax returns.

All other fees. All other fees represent fees for products and services provided by PricewaterhouseCoopers LLP, other than those disclosed above.

Pre-Approval Policies and Procedures

Our Audit Committee’s pre-approval policies or procedures do not allow our management to engage PricewaterhouseCoopers LLP to provide any specified services without specific Audit Committee pre-approval of the engagement for those services. All of the services provided by PricewaterhouseCoopers LLP during fiscal year 2016 were pre-approved.

Whistleblower Procedures

Our Audit Committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our Directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. These procedures are set forth in our code of ethics. See “Information About Our Board of Directors and Management—Code of Ethics.”

OTHER MATTERS

Other Business

Neither we nor our Board of Directors intends to propose any matters of business at the meeting other than the proposals described in this proxy statement. Neither we nor our Board know of any matters to be proposed by others at the meeting.

Stockholder Proposals for 2017 Annual Meeting

Under applicable rules of the Securities and Exchange Commission, a stockholder who intends to request that a proposal to be made at the 2017 annual meeting of stockholders be included in our 2017 proxy statement must submit the proposal to us by December 31, 2016. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and must comply with procedures established by the Securities and Exchange Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to our Secretary at our address set forth on the notice of meeting appearing on the cover of this proxy statement.

In addition, under our by-laws, for a stockholder’s proposal to be brought before the 2017 annual meeting of our stockholders, the stockholder must give written notice to our Secretary at the address specified no later than sixty (60) days and not more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting, which will be June 14, 2017, and if the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after that date, then notice must be given to our Secretary by the later of sixty (60) days prior to the date of the annual meeting or ten (10) days following the public disclosure of the date of the annual meeting is given.

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 14, 2016.
Vote by Internet
• Go to www.envisionreports.com/EXA
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of three (3) Class I Directors to a three-year term						+
		For	Withhold		For	Withhold
	01 – Mark Fusco	☐	☐	02 – John William Poduska	☐	☐

		For	Withhold
	03 – Stephen A. Remondi	☐	☐

		For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for fiscal year 2017.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy – Exa Corporation

2016 Annual Meeting of Stockholders

This proxy is solicited on behalf of the Board of Directors of Exa Corporation for the Annual Meeting to be held June 14, 2016

Stephen A. Remondi and Richard F. Gilbody, or either of them, each with the full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Exa Corporation to be held at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, MA 02210, at 10:00 a.m. EDT on Tuesday, June 14, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees for Director and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)